CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Post Effective Amendment No. 46 Form N-1A filing of The Victory Portfolios of our auditors' reports on the financial statements of Gradison Opportunity Value Fund dated May 6, 1998 and Gradison Government Income Fund dated January 30, 1998 and to all references to our Firm included in or made a part of this Post Effective Amendment No. 46 Form N-1A.


                                                     /s/ARTHUR ANDERSEN LLP
                                                     ARTHUR ANDERSEN LLP




Cincinnati, Ohio
February 4, 1999